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 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bucyrus International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-0188050
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

P. O. Box 500 1100 Milwaukee Avenue South Milwaukee, Wisconsin	53172
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-114326

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

        For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-114326), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.    Exhibits

Exhibit No.
3.1	Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.6 to Registrant's Form 10-K for the year ended December 31, 1998).
3.2	Certificate of Amendment to Restated Certificate of Incorporation.*
3.3	Bylaws.*
3.4	Form of Amended and Restated Certificate of Incorporation.*
3.5	Form of Amended and Restated Bylaws.*
4.1	Specimen Class A Common Stock certificate.*

*
Incorporated by reference to the identically numbered exhibit in Registrant's Registration Statement on Form S-1, as amended (File No. 333-114326).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 20, 2004

BUCYRUS INTERNATIONAL, INC.
By:	/s/ CRAIG R. MACKUS
Name: Craig R. Mackus Title: Chief Financial Officer, Controller and Secretary

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EXHIBIT INDEX

Exhibit No.
3.1	Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.6 to Registrant's Form 10-K for the year ended December 31, 1998).
3.2	Certificate of Amendment to Restated Certificate of Incorporation.*
3.3	Bylaws.*
3.4	Form of Amended and Restated Certificate of Incorporation.*
3.5	Form of Amended and Restated Bylaws.*
4.1	Specimen Class A Common Stock certificate.*

*
Incorporated by reference to the identically numbered exhibit in Registrant's Registration Statement on Form S-1, as amended (File No. 333-114326).

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX